Exhibit 10.1

COMMON UNIT PURCHASE AGREEMENT

by and among

RICE MIDSTREAM PARTNERS LP

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

i

ii

Schedule A — List of Purchasers and Commitment Amounts

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of Opinion of Vinson & Elkins L.L.P.

iii

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of November 4, 2015 (this “Agreement”), is by and among RICE MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Partnership”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Partnership and Rice Energy Inc., a Delaware corporation (“Rice”) entered into a Purchase and Sale Agreement, dated as of November 4, 2015 (the “PSA”), pursuant to which Rice caused Rice Midstream Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Rice, to convey 100% of the outstanding limited liability company interests in each of (i) Rice Water Services (PA) LLC, a Delaware limited liability company (“Rice Water PA”), and (ii) Rice Water Services (OH) LLC, a Delaware limited liability company (“Rice Water OH” and together with Rice Water PA, the “Rice Water Entities”), to the Partnership, in exchange for consideration of $200 million in cash, plus an additional amount, if certain of the conveyed system capacities are increased by 5.0 MMgal/d on or prior to December 31, 2017, equal to $25 million less the capital expenditures expended to achieve such increase in accordance with the PSA (the “Conveyance”), the closing of which occurred prior to the execution of this Agreement.

WHEREAS, the Partnership desires to sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, certain Common Units (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in the State of Texas are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Code” has the meaning specified in Section 3.24.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” has the meaning specified in Section 2.1(b).

“Common Units” means common units representing limited partnership interests in the Partnership.

“Consent” has the meaning set forth in Section 3.6

“Conveyance” has the meaning set forth in the recitals hereto.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Enforceability Exceptions” has the meaning specified in Section 3.7.

“Environmental Laws” has the meaning specified in Section 3.23.

“ERISA” has the meaning specified in Section 3.24.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreement” means the Registration Rights Agreement dated December 22, 2014 between the Partnership and RMH.

“GAAP” means U.S. generally accepted accounting principles.

“General Partner” means Rice Midstream Management LLC, a Delaware limited liability company.

“General Partner Interest” has the meaning specified in Section 3.2(d).

“General Partner LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of December 22, 2014.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership, its Subsidiaries or any of their respective properties or assets.

“Incentive Distribution Rights” means all of the incentive distribution rights representing limited partner interests in the Partnership.

“Investment Company Act” has the meaning specified in Section 3.33.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Material Adverse Effect” has the meaning specified in Section 3.1.

“Money Laundering Laws” has the meaning specified in Section 3.27.

“NYSE” means The New York Stock Exchange, Inc.

“OFAC” has the meaning specified in Section 3.28.

“Operating Company” means Rice Midstream OpCo LLC, a Delaware limited liability company.

“Operating Company LLC Agreement” means the Limited Liability Company Agreement of the Operating Company dated as of December 2, 2014.

“Operative Documents” means, collectively, this Agreement and the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Organizational Documents” has the meaning specified in Section 3.9.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 22, 2014.

“Partnership Entities” and each a “Partnership Entity” means the Partnership, the General Partner, the Operating Company and Rice Poseidon and, after giving effect to the Conveyance, the Rice Water Entities.

“Partnership Related Parties” has the meaning specified in Section 6.2.

“Permits” has the meaning specified in Section 3.19.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Placement Agent” means Barclays Capital Inc.

“Placement Agent Engagement Letter” means that certain Placement Agent Engagement Letter, dated as of October 27, 2015, between the Partnership and the Placement Agent.

“PSA” has the meaning set forth in the recitals hereto.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto, as adjusted in accordance with Section 7.12, if applicable, provided that in no event shall the Purchase Price applicable to such Purchaser be increased without the prior written consent of such Purchaser.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units equal to the aggregate Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto divided by the Common Unit Price.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“REA” means Rice Energy Appalachia LLC, a Delaware limited liability company.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Revolving Credit Facility” means the Credit Agreement, dated as of December 22, 2014, among the Partnership, as parent guarantor, the Operating Company as borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto, and any amendments thereto.

“Rice” has the meaning set forth in the recitals hereto.

“Rice Poseidon” means Rice Poseidon Midstream LLC, a Delaware limited liability company.

“Rice Poseidon LLC Agreement” has the meaning specified in Section 3.2(j).

“Rice Water Entities” has the meaning set forth in the recitals hereto.

“Rice Water LLC Agreements” has the meaning specified in Section 3.2(k).

“Rights-of-way” has the meaning specified in Section 3.18.

“RMH” means Rice Midstream Holdings LLC, a Delaware limited liability company, which is the owner of the General Partner and is a wholly owned subsidiary of Rice.

“Sanctions” has the meaning specified in Section 3.28.

“SEC Reports” means reports and statements filed by the Partnership under the Exchange Act and statements filed by the Partnership under the Securities Act (in the form that became effective), including all amendments, exhibits and schedules thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Sponsor Units” has the meaning specified in Section 3.2(h).

“Subordinated Units” has the meaning set forth in the Partnership Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Walled Off Person” has the meaning specified in Section 4.12.

“Water Assets” has the meaning given to such term in the PSA.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each Purchased Unit as set forth in paragraph (b) below. The respective obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the failure or waiver of performance under this Agreement by any Purchaser does not excuse performance by any other Purchaser or by the Partnership with respect to the other Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between the Partnership and a Purchaser, solely, and not between the Partnership and the Purchasers collectively and not between and among the Purchasers.

(b) The amount per Common Unit each Purchaser will pay to the Partnership to purchase the Purchased Units (the “Common Unit Price”) hereunder shall be $13.05.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on November 10, 2015 or as mutually agreed otherwise by the parties following the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that are by their terms to be satisfied at the Closing) (the date of such closing, the “Closing Date”) at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500 Houston, Texas 77002, or such other location as mutually agreed by the parties. The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b) There shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.4 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(a) The Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(b) (i) The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c) The NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Units;

(d) No notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(e) The Common Units shall not have been suspended by the Commission or the NYSE from trading on the NYSE nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE;

(f) No Material Adverse Effect shall have occurred and be continuing;

(g) The Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 2.6; and

(h) The Partnership shall have executed and delivered the Registration Rights Agreement.

Section 2.5 The Partnership’s Conditions. The obligation of the Partnership to consummate the issuance and sale of the Purchased Units to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a) The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only); and

(b) Such Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing such Purchaser’s closing deliveries described in Section 2.7.

Section 2.6 Partnership Deliveries. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a) evidence of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing the legend or restrictive notation set forth in Section 4.9, free and clear of all Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b) the Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Partnership;

(c) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Partnership Entities is in good standing;

(d) An opinion addressed to the Purchasers from Vinson & Elkins L.L.P., legal counsel to the Partnership, dated as of the Closing, in the form and substance attached hereto as Exhibit B;

(e) A certificate, dated the Closing Date and signed by each of the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of the Partnership, in their capacities as such, stating that:

(i) The Partnership has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date; and

(ii) The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of the Partnership are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(f) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (1) the Certificate of Limited Partnership of the

Partnership and the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Partnership:

(a) Payment to the Partnership of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A hereto by wire transfer of immediately available funds to an account designated by the Partnership in writing at least two Business Days prior to the Closing Date; provided that such delivery shall be required only after delivery of the Purchased Units as set forth in Section 2.6(a); and

(b) The Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser.

Section 2.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act or otherwise with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each Purchaser as follows:

Section 3.1 Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (B) materially impair the ability of any of the Partnership Entities to consummate the Conveyance or to perform their respective obligations under this Agreement or the other Operative Documents (each of clause (A) and (B), a “Material Adverse Effect”); or (C) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Operating Company and Rice Poseidon, and after giving effect to the Conveyance, the Rice Water Entities.

Section 3.2 Purchased Units; Capitalization.

(a) On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

(b) General Partner. The General Partner has, and at the Closing Date will have, full limited liability company power and authority to serve as general partner of the Partnership. The General Partner is the sole general partner of the Partnership.

(c) Ownership of RMH. REA owns, and Rice indirectly owns, and on the Closing Date, REA will own, and Rice will indirectly own, 100% of the issued and outstanding limited liability company interests of RMH free and clear of any Liens.

(d) Common Units Held. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of (i) 28,753,788 Common Units and 28,753,623 Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding (other than limited partner interests issued under the Partnership’s Long-Term Incentive Plan), and (ii) the General Partner Interest; all of such Common Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(e) Ownership of the General Partner. RMH owns, and on the Closing Date will own, 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are, and will be, owned free and clear of any Liens.

(f) Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date will be, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).

(g) Ownership of the Incentive Distribution Rights. RMH owns, and on the Closing Date will own, all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and RMH owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).

(h) Ownership of the Sponsor Units. RMH owns, and on the Closing Date will own, 3,623 Common Units and 28,753,623 Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and RMH owns such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement, (ii) Liens created or arising under the Delaware LP Act and (iii) Liens created or arising under Rice’s revolving credit facility or RMH’s revolving credit facility).

(i) Ownership of Operating Company. The Partnership owns, and on the Closing Date will own, 100% of the limited liability company interests in the Operating Company; such limited liability company interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Operating Company LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(j) Ownership of Rice Poseidon. The Operating Company owns, and on the Closing Date will own, 100% of the limited liability company interests in Rice Poseidon; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Rice Poseidon (the “Rice Poseidon LLC Agreement”) and are fully paid (to the extent required under the Rice Poseidon LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Rice Poseidon LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(k) Ownership of the Rice Water Entities. On the Closing Date, the Operating Company will own 100% of the limited liability company interests in the Rice Water Entities; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability company agreements of the Rice Water Entities (the “Rice Water LLC Agreements”) and will be fully paid (to the extent required under the Rice Water LLC Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Rice Water LLC Agreements, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(l) No Other Subsidiaries. On the Closing Date, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, the Operating Company, Rice Poseidon and the Rice Water Entities. On the Closing Date, after giving effect to the Conveyance, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Operating Company, Rice Poseidon and the Rice Water Entities.

Section 3.3 No Conflicts. The execution, delivery and performance by the Partnership Entities of this Agreement and each of the other Operative Documents to which they are a party, the issuance and sale of the Purchased Units, and any other transactions contemplated by this Agreement and the other Operative Documents and the application of the proceeds from the sale of the Purchased Units will not, and the consummation of the Conveyance did not, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property, right or assets of any of the Partnership Entities is subject; (ii) result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.4 No Defaults. None of the Partnership Entities is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.5 Authority. Each of the Partnership Entities has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of the Partnership Entities has full limited liability company or limited partnership power and authority to execute and deliver each of the Operative Documents to which such Partnership Entity is a party and to perform its obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all limited partnership or limited liability company action, as the case may be, required to be taken by the General Partner or the Partnership for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby, shall have been validly taken.

Section 3.6 No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) with any Governmental Authority is required for (i) the execution, delivery and performance by any of the Partnership Entities of any of the Operative Documents; (ii) the issuance and sale of the Purchased Units; (iii) the consummation of the Conveyance or any other transactions contemplated by this Agreement, the PSA or the other Operative Documents; or (iv) the application of the proceeds from the sale of the Purchased Units, except (A) such as have been, or prior to the Closing Date will be, obtained or made, (B) for the registration of the Purchased Units under the Securities Act and consents as may be required under the Exchange Act, applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and sale of the Purchased Units by the Purchasers, and (C) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.7 Authorization, Execution and Delivery of the Common Unit Purchase Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

Section 3.8 Authorization, Execution, Delivery and Enforceability of the Registration Rights Agreement. On the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.9 Authorization, Execution, Delivery and Enforceability of the Contribution Agreement.

(a) Prior to the execution and delivery hereof by the Purchasers, the PSA will have been duly authorized, executed and delivered by (i) the Partnership and (ii) to the knowledge of the Partnership, Rice. Assuming the due authorization of the parties thereto other than the Partnership, the PSA will constitute a valid and legally binding agreement of the Partnership and Rice, enforceable against the Partnership and Rice in accordance with its terms, subject to the Enforceability Exceptions.

(b) The final terms of the PSA conform in all material respects to the description thereof contained in the materials provided by the Partnership to the Purchasers.

Section 3.10 Valid Issuance; No Options or Preemptive Rights of Common Units. The Purchased Units to be issued and sold by the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Except as provided in the Operative Documents and the Partnership Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities pursuant to any of their certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents (the “Organizational Documents”). Except as provided for in the Partnership Agreement, the Registration Rights Agreement and the Existing Registration Rights Agreement, neither the filing of the Registration Statement pursuant to the Registration Rights Agreement nor the offering or sale of the Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

Section 3.11 No Registration Rights. Except as contemplated by this Agreement and the Registration Rights Agreement or pursuant to the Partnership Agreement or the Existing Registration Rights Agreement, there are no contracts, agreements or understandings between any of the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the Registration Statement or in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.12 Periodic Reports. The SEC Reports have been filed with the Commission on a timely basis. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

Section 3.13 Financial Statements. The historical financial statements of the Partnership (including the related notes and supporting schedules) included in the SEC Reports comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

Section 3.14 Independent Registered Public Accounting Firm. Ernst & Young LLP, which has certified certain financial statements of the Partnership and its subsidiaries is an independent public accounting firm with respect to the Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

Section 3.15 Litigation. There are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or to which any property or assets of the Partnership Entities is the subject that could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Partnership Entities, no such proceedings are threatened or contemplated by any Governmental Authority or by others.

Section 3.16 No Material Adverse Changes. Except for such exceptions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, since the date of the most recent audited financial statements included in the SEC Reports, (i) there has not been any adverse change, or any development that would reasonably be expected to result in an adverse change, in or affecting the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (ii) none of the Partnership Entities has entered into any transaction or agreement that is material to the Partnership Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership Entities taken as a whole, other than in each case in the ordinary course of business; and (iii) none of the Partnership Entities has sustained any loss or interference with its business or operation from fire, explosion, flood or other calamity, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in each case as otherwise disclosed in the SEC Reports and except as contemplated by the Operative Documents.

Section 3.17 Title to Properties. Except with respect to rights-of-way (as defined below), which are the subject of Section 3.17, each of the Partnership Entities has good and marketable title to, or valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the Partnership Entities, in each case free and clear of all Liens except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.18 Rights of Way. Each of the Partnership Entities, directly or indirectly, has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the SEC Reports, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.19 License and Permits. Except with respect to permits related to Environmental Law (as defined below), which are the subject of Section 3.22, each of the Partnership Entities possesses permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under the applicable law for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Reports, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

Section 3.20 Intellectual Property. Each of the Partnership Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.21 Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities carries or is covered by insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities are in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are or will be no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has been notified in writing that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 3.22 No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by, or dispute with, the employees of the Partnership Entities exists or, to the knowledge of each of the Partnership Entities, is threatened or imminent that could reasonably be expected to have a Material Adverse Effect.

Section 3.23 Environmental Compliance. (i) The Partnership Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) has not received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the SEC Reports, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Parties are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

Section 3.24 Tax Returns. Each of the Partnership Entities has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been determined adversely to any of the Partnership Entities, nor does the Partnership have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.25 No Employment Law Violations. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Partnership or any of its affiliates for employees or former employees of the Partnership and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; and neither the Partnership nor any of its subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

Section 3.26 No Unlawful Payments. None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities, has (i) used its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.27 Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

Section 3.28 OFAC. None of the Partnership Entities nor, to the actual knowledge of the Partnership Entities, any director, officer, agent, employee or affiliate of the Partnership Entities is currently the subject or the target of any sanctions (“Sanctions”) administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Common Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as placement agent, underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.29 Certain Fees. Other than as described in the Placement Agent Engagement Letter, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Purchasers for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Purchased Units. The Partnership agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Partnership in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.30 No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.31 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.6 and Section 4.7, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.32 No Integration. The Partnership has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the issuance and sale of the Purchased Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

Section 3.33 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.

Section 3.34 Qualifying Income of Conveyed Assets. The Partnership expects that more than 90% of the combined gross income of the Partnership, the Rice Water Entities and the operations conducted with the Water Assets in 2015 after the closing of the transaction contemplated by the PSA and in 2016 will be “qualifying income” under Section 7704(d) of the Internal Revenue Code of 1986, as amended.

Section 3.35 Investment Company. None of the Partnership Entities is and, as of the Closing Date after giving effect to the offer and sale of the Purchased Units and the application of the proceeds therefrom, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

Section 3.36 Disclosure Controls. The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership Entities in reports that the Partnership files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate to allow timely decisions regarding required disclosure to be made. As of the date of the Partnership’s most recent audited financial statements included in an SEC Report, the Partnership’s disclosure controls and procedures were effective in all material respects to perform the functions for which they were established.

Section 3.37 Accounting Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the General Partner’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the internal controls of the Partnership Entities.

Section 3.38 Placement Agent Reliance. The Partnership acknowledges that the Placement Agent may rely upon the representations and warranties made by the Partnership to each Purchaser in this Agreement.

Section 3.39 Absence of Price Manipulation. Neither the Partnership nor, to the knowledge of the Partnership, any of its Affiliates or its or their respective directors or officers, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Purchased Units in violation of Regulation M under the Exchange Act.

Section 3.40 Conveyance. The PSA is legally sufficient to transfer or convey to the Partnership (i) all of the transferor’s right, title and interest in and to the Rice Water Entities and the Water Assets and (ii) all of the ownership interests, assets and rights in and to the Rice Water Entities and the Water Assets purported to be transferred thereby, subject to the conditions, reservations, encumbrances and limitations contained in the PSA. The Partnership, upon consummation of the transactions contemplated by the PSA, directly or indirectly succeeded in all material respects to the Rice Water Entities and the Water Assets. Furthermore, prior to the execution and delivery hereof by the Purchasers, the Conveyance as contemplated by the PSA has occurred.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Partnership that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.6 Investment. The Purchased Units are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.7 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.8 Restricted Securities. Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.9 Legend. Such Purchaser understands that the book entry evidencing the Purchased Units will bear the legend required by the Partnership Agreement as well as a legend substantively consistent with the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.10 Company Information. Such Purchaser acknowledges and agrees that the Company has provided or made available to such Purchaser (through EDGAR, the Company’s website or otherwise) all SEC Reports, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

Section 4.11 Placement Agent Reliance. Such Purchaser agrees that the Placement Agent may rely upon the representations and warranties made by such Purchaser to the Company in this Agreement.

Section 4.12 Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it since the time it first began discussions with the Partnership or the Placement Agent about the transactions contemplated by this Agreement; provided, however, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser; provided, further, that subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding this transaction provided by such Purchaser to such entity.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. The Partnership shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided, that the Partnership shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Partnership’s insider trading policy or a confidentiality obligation of the Partnership. The Partnership shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with each Purchaser to ensure that the Purchased Units are validly and effectively issued to such Purchaser and that such Purchaser’s ownership of the Purchased Units following the Closing is accurately reflected on the appropriate books and records of the Partnership’s transfer agent.

Section 5.2 Other Actions. The Partnership shall file prior to the Closing a supplemental listing application with the NYSE to list the Purchased Units.

Section 5.3 Expenses. The Partnership shall pay up to $75,000 of legal fees of Baker Botts L.L.P., counsel to the Purchasers, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and Registration Rights Agreement and the transactions contemplated hereby and thereby, provided that any request for such payment is accompanied by a satisfactory written invoice for such expenses. If any action at law or equity is necessary to enforce or interpret the terms of any Operative Document, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled. Any legal fees of Baker Botts L.L.P. in excess of $75,000 shall be paid pro rata by all the Purchasers in proportion to the number of Purchased Units purchased by each.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival period for such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification above.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

Section 6.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Article VI of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Sections 6.1 or 6.2 of this Article VI except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Article VI. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Article VI if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to the extent required by Sections 6.1 and 6.2 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the

Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.7, 3.8, 3.9, 3.10, 3.29, 3.31, 3.38 and 3.40 shall survive indefinitely, Sections 3.11, 3.16, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 3.24, 3.25, 3.26, 3.27, 3.28, 3.30, 4.4, 4.5, 4.7, 4.8, 4.9 and 4.11 hereunder shall survive the execution and delivery of this Agreement for two years, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

Section 7.5 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Partnership, such Purchaser shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to any Purchaser, to the respective address listed on Schedule A to the Registration Rights Agreement; and

(b) If to the Partnership:

Rice Midstream Partners LP

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

Attention: Will Jordan, General Counsel

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston, Texas 77002

Attention: Douglas E. McWilliams

Facsimile: (713) 615-5725

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.7 Removal of Legend. The Partnership, at its sole cost, shall remove the legend described in Section 4.9 (or instruct its transfer agent to so remove such legend) from the certificates evidencing Purchased Units issued and sold to each Purchaser pursuant to this Agreement if (i) such Purchased Units are sold pursuant to an effective registration statement under the Securities Act, (ii) such Purchased Units are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Partnership), or (iii) such Purchased Units are eligible for sale under Rule 144, without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Partnership a customary broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the legend referred to in Section 4.9 from the appropriate book-entry accounts maintained by the transfer agent, and the Partnership shall bear all costs associated therewith. After any Purchaser or its permitted assigns have held the Purchased Units for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the certificate for such Purchased Units still bears the restrictive legend referred to in Section 4.9, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.9 from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to exchange its certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Purchased Units have been held.

Section 7.8 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Partnership or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by any Purchaser (with respect to such Purchaser only), upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii) if the Closing shall not have occurred by November 13, 2015.

(c) In the event of the termination of this Agreement as provided in this Section 7.11, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement.

Section 7.12 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

RICE MIDSTREAM PARTNERS LP

By:	RICE MIDSTREAM MANAGEMENT LLC
(its General Partner)

By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer

Signature Page to Common Unit Purchase Agreement

NUVEEN ALL CAP ENERGY MLP OPPORTUNITY FUND

By:	/s/ Quinn T. Kiley
	Name:	Quinn T. Kiley
	Title:	Portfolio Manager

AT MLP FUND, LLC

By:	/s/ Chris Linder
	Name:	Chris Linder
	Title:	Senior Vice President

PURCHASERS:
Brookfield Global Listed Infrastructure Master Fund LP
Brookfield Global Listed Infrastructure Long Short UCITS Fund
Brookfield Global Infrastructure Securities Income Fund
Brookfield Real Assets Securities Fund
Brookfield Real Assets Securities UCITS Fund
JNL/Brookfield Global Infrastructure and MLP Fund
Northern Multi-Manager Global Listed Infrastructure Fund
Brookfield Global Listed Infrastructure UCITS Fund
Brookfield Global Listed Infrastructure Fund
Ohana Holdings, LLC
Sanofi-Aventis US Pension Trust

By:	BROOKFIELD INVESTMENT MANAGEMENT INC., on behalf of and solely as investment advisor to the Purchasers listed above

By:	/s/ Jonathan C. Tyras
	Name:	Jonathan C. Tyras
	Title:	Chief Financial Officer and General Counsel

Signature Page to Common Unit Purchase Agreement

CENTER COAST MLP & INFRASTRUCTURE FUND
CENTER COST CAPITAL PARTNERS, LP
CENTER COAST CAPITAL ADVISORS

By:	/s/ Rob Chisholm
	Name:	Rob Chisholm
	Title:	Portfolio Manager

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC

By:	ClearBridge Investments, LLC, as discretionary manager

By:	/s/ Scott Glasser
	Name:	Scott Glasser
	Title:	co-CIO

COHEN & STEERS GLOBAL INFRASTRUCTURE FUND, INC.

By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Secretary

COHEN & STEERS MLP INCOME & ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Secretary

COHEN & STEERS MLP & ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Secretary

Signature Page to Common Unit Purchase Agreement

COHEN & STEERS INFRASTRUCTURE FUND, INC.

By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Secretary

CUSHING FUND, LP

By:	Cushing Asset Management, LP, its general partner

By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
	Name:	Jerry V. Swank
	Title:	Managing Member

CUSHING MLP OPPORTUNITY, LP

By:	Cushing Asset Management, LP, its general partner

By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
	Name:	Jerry V. Swank
	Title:	Managing Member

SWANK MLP CONVERGENCE FUND, LP

By:	Cushing Asset Management, LP, its general partner

By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
	Name:	Jerry V. Swank
	Title:	Managing Member

Signature Page to Common Unit Purchase Agreement

CUSHING MLP MARKET NEUTRAL FUND, LP

By:	Cushing Asset Management, LP, its general partner

By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
	Name:	Jerry V. Swank
	Title:	Managing Member

EAGLE INCOME APPRECIATION PARTNERS, LP

By:	/s/ Steven S. Russo
	Name:	Steven S. Russo
	Title:	Senior Partner

EAGLE INCOME APPRECIATION II, LP

By:	/s/ Steven S. Russo
	Name:	Steven S. Russo
	Title:	Senior Partner

GOLDMAN SACHS MLP ENERGY INFRASTRUCTURE FUND

By:	Goldman Sachs Asset Management, L.P., its Investment Adviser

By:	/s/ Kyri Loupis
	Name:	Kyri Loupis
	Title:	Managing Director

Signature Page to Common Unit Purchase Agreement

MTP ENERGY MASTER FUND LTD

By:	MTP Energy Management LLC, its Investment Advisor

By:	Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

OPPENHEIMER STEELPATH MLP SELECT 40 FUND

By:	/s/ Stuart Cartner
	Name:	Stuart Cartner
	Title:	SVP & Portfolio Manager

SALIENT MLP FUND L.P.

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

HEB BRAND SAVINGS AND RETIREMENT PLAN TRUST

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

Signature Page to Common Unit Purchase Agreement

SALIENT MLP TOTAL RETURN FUND, L.P.

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

COMMONWEALTH OF PENNSYLVANIA PUBLIC SCHOOL EMPLOYEES’ RETIREMENT SYSTEM

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

OHIO POLICE AND FIRE PENSION FUND

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

Signature Page to Common Unit Purchase Agreement

KAISER FOUNDATION HOSPITALS

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

SALIENT MLP & ENERGY INFRASTRUCTURE FUND II

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
	Name:	Gregory A. Reid
	Title:	Managing Director

TORTOISE ENERGY INFRASTRUCTURE CORP. (TYG)

By:	/s/ Matt Sallee
	Name:	Matt Sallee
	Title:	Managing Director / Portfolio Manager

TORTOISE MLP FUND (NTG)

By:	/s/ Matt Sallee
	Name:	Matt Sallee
	Title:	Managing Director / Portfolio Manager

TORTOISE MLP & PIPELINE FUND (TORTX)

By:	/s/ Matt Sallee
	Name:	Matt Sallee
	Title:	Managing Director / Portfolio Manager

Signature Page to Common Unit Purchase Agreement

TORTOISE VIP MLP & PIPELINE PORTFOLIO (TVPIX)

By:	/s/ Matt Sallee
	Name:	Matt Sallee
	Title:	Managing Director / Portfolio Manager

TORTOISE PIPELINE & ENERGY FUND (TTP)

By:	/s/ Matt Sallee
	Name:	Matt Sallee
	Title:	Managing Director / Portfolio Manager

TORTOISE ENERGY INDEPENDENCE FUND (NDP)

By:	/s/ Matt Sallee
	Name:	Matt Sallee
	Title:	Managing Director / Portfolio Manager

TORTOISE POWER & INFRASTRUCTURE FUND (TPZ)

By:	/s/ Matt Sallee
	Name:	Matt Sallee
	Title:	Managing Director / Portfolio Manager

TRIANGLE PEAK PARTNERS II, LP

By:	Triangle Peak Partners II General Partner, LLC
Its:	General Partner

By:	/s/ Michael C. Morgan
	Name:	Michael C. Morgan
	Title:	Managing Member

Signature Page to Common Unit Purchase Agreement

TPP II ANNEX FUND, LP

By:	Triangle Peak Partners II General Partner, LLC
Its:	General Partner

By:	/s/ Michael C. Morgan
	Name:	Michael C. Morgan
	Title:	Managing Member

ZP ENERGY FUND, L.P.

By:	/s/ Stuart J. Zimmer
	Name:	By ZP Energy GP, LLC, its General Partner
	Title:	By Stuart J. Zimmer, Managing Member

Signature Page to Common Unit Purchase Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Purchased Units	Commitment Amount
Nuveen All Cap Energy MLP Opportunity Fund	384,000	$5,011,200.00
AT MLP Fund, LLC	1,149,500	$15,000,975.00
Brookfield Global Listed Infrastructure Master Fund LP	281,566	$3,674,436.30
Brookfield Global Listed Infrastructure Long Short UCITS Fund	28,059	$366,169.95
Brookfield Global Infrastructure Securities Income Fund	179,143	$2,337,816.15
Brookfield Real Assets Securities Fund	3,127	$40,807.35
Brookfield Real Assets Securities UCITS Fund	1,355	$17,682.75
JNL/Brookfield Global Infrastructure and MLP Fund	366,411	$4,781,663.55
Northern Multi-Manager Global Listed Infrastructure Fund	239,906	$3,130,773.30
Brookfield Global Listed Infrastructure UCITS Fund	239,111	$3,120,398.55
Brookfield Global Listed Infrastructure Fund	156,620	$2,043,891.00
Ohana Holdings, LLC	19,065	$248,798.25
Sanofi-Aventis US Pension Trust	18,898	$246,618.90
Center Coast MLP & Infrastructure Fund	191,571	$2,500,001.55
Center Coast Capital Partners, LP	76,629	$1,000,008.45
Clearbridge Energy MLP Opportunity Fund Inc	384,000	$5,011,200.00
Cohen & Steers Global Infrastructure Fund, Inc.	47,500	$619,875.00
Cohen & Steers MLP Income & Energy Opportunity Fund, Inc.	220,300	$2,874,915.00
Cohen & Steers MLP & Energy Opportunity Fund, Inc.	26,000	$339,300.00
Cohen & Steers Infrastructure Fund, Inc.	473,200	$6,175,260.00
Cushing Fund, LP	22,500	$293,625.00
Cushing MLP Opportunity, LP	62,500	$815,625.00
Swank MLP Convergence Fund, LP	16,500	$215,325.00
Cushing MLP Market Neutral Fund, LP	18,500	$241,425.00
Eagle Income Appreciation Partners, LP	341,000	$4,450,050.00
Eagle Income Appreciation II, LP	579,000	$7,555,950.00
Goldman Sachs MLP Energy Infrastructure Fund	1,303,000	$17,004,150.00
MTP Energy Master Fund Ltd	1,000,000	13,050,000.00
Oppenheimer Steelpath MLP Select 40 Fund	614,000	$8,012,700.00
Salient MLP Fund L.P.	529,488	$6,909,818.40
HEB Brand Savings and Retirement Plan Trust	102,318	$1,335,249.90
Salient MLP Total Return Fund, L.P.	222,832	$2,907,957.60
Commonwealth of Pennsylvania Public School Employees’ Retirement System	233,273	$3,044,212.65
Ohio Police and Fire Pension Fund	70,698	$922,608.90
Police & Fire Retirement System of the City of Detroit	26,847	$350,353.35
Kaiser Foundation Hospitals	64,135	$836,961.75
Salient MLP & Energy Infrastructure Fund II	666,409	$8,696,637.45
Tortoise Energy Infrastructure Corp. (TYG)	820,025	$10,701,327.98
Tortoise MLP Fund (NTG)	434,280	$5,667,351.71
Tortoise MLP & Pipeline Fund (TORTX)	228,143	$2,977,263.37
Tortoise VIP MLP & Pipeline Portfolio (TVPIX)	369	$4,813.04
Tortoise Pipeline & Energy Fund (TTP)	42,736	$557,706.37
Tortoise Energy Independence Fund (NDP)	40,357	$526,656.16
Tortoise Power & Infrastructure Fund (TPZ)	28,091	$366,581.37
Triangle Peak Partners II, LP	230,000	$3,001,500.00
TPP II Annex Fund, LP	269,000	$3,510,450.00
ZP Energy Fund, L.P.	958,000	$12,501,900.00
Total	13,409,961	$174,999,991

Schedule A to Common Unit Purchase Agreement

Exhibit A – Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

RICE MIDSTREAM PARTNERS LP

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

Schedule A – Purchaser List; Notice and Contact Information; Opt-Out

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2015, by and among Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made and entered into in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Common Unit Purchase Agreement, dated as of November 4, 2015, by and among the Partnership and the Purchasers (the “Common Unit Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Common Unit Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Common Unit Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit Price” has the meaning given to such term in the Common Unit Purchase Agreement.

“Common Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

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“Existing Registration Rights Agreement” means the Registration Rights Agreement by and between the Partnership and Rice Midstream Holdings LLC, dated as of December 22, 2014.

“General Partner” means Rice Midstream Management LLC, a Delaware limited liability company.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Liquidated Damages Multiplier” means, with respect to a particular Purchaser, the product of the Common Unit Price times the number of Purchased Units purchased by such Purchaser that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.

“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, firm, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Purchased Units” has the meaning given to such term in the Common Unit Purchase Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means (i) the Common Units to be acquired by the Purchasers pursuant to the Common Unit Purchase Agreement and (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01(b) of this Agreement, and also includes any type of interest issued to the Holders pursuant to Section 3.04.

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“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Effectiveness Deadline. Following the date hereof, but no later than 30 days following the Closing Date, the Partnership shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision then in effect) of the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form or forms of the Commission as shall be selected by the Partnership so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 (or any similar provision then in effect) under the Securities Act at then-prevailing market prices. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to become effective

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on or as soon as practicable after filing. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b) Failure to Go Effective. If the Registration Statement required by Section 2.01(a) is not declared effective within 90 days of the Closing Date, then each Holder shall be entitled to a payment (with respect to the Purchased Units of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 30 days following the 90th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”) payable within ten (10) Business Days after the end of each such 30-day period. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate of all Liquidated Damages payable by the Partnership hereunder exceed 5.00% of the aggregate price at which the Partnership offered the Purchased Units for sale pursuant to the Common Unit Purchase Agreement. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument, then the Partnership shall pay such Liquidated Damages using as much cash as is permitted without causing a breach of or default under such credit facility or other debt instrument and may pay the balance of any such Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Common Units are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume-weighted average closing price of the Common Units on the NYSE, or any other national securities exchange on which the Common Units are then traded, for the ten (10) trading days immediately preceding the date on which the Liquidated Damages payment is due, less a discount to such average closing price of 2.00%. The payment

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of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) when such Holder no longer holds Registrable Securities, assuming that each Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Partnership is unable to cause a Registration Statement to go effective within 90 days after the Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion.

Section 2.02 Piggyback Rights.

(a) Participation. If the Partnership proposes to file (i) a shelf registration statement other than the Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01(a) of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by the Partnership to prepare the documents to be used in connection with an Underwritten Offering, the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding at least $15 million of the then-outstanding Registrable Securities (based on the Common Unit Price) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed and kept confidential by the Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Partnership to each Holder. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought deal Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of

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such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a). The Holders indicated on Schedule A hereto as having opted out shall each be deemed to have delivered an Opt-Out Notice as of the date hereof.

(b) Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises the Partnership that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership, (ii) second, to holders of registration rights pursuant to the Existing Registration Rights Agreement in accordance therewith and (iii) third, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and, except as provided in clauses (i) and (ii), any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders plus the aggregate number of Parity Securities owned on the Closing Date by all holders of Parity Securities that are participating in the Underwritten Offering.

(c) Termination of Piggyback Registration Rights. Each Holder’s rights under Section 2.02 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least $15 million of Registrable Securities (based on the Common Unit Price). Each Holder shall notify the Partnership in writing when such Holder holds less than $15 million of Registrable Securities (based on the Common Unit Price).

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Section 2.03 Delay Rights.

Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if, in the General Partner’s good faith determination, such use would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under the Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) the Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 Business Days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the thirty-first (31st) Business Day after the Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the “90th day,” as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Selling Holders. Liquidated Damages pursuant to this paragraph shall cease to accrue upon the Purchased Units of such Holder becoming eligible for resale without restriction and without the need for current public information under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming that each Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

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Section 2.04 Underwritten Offerings.

(a) General Procedures. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses. The Partnership’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.

(b) No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Partnership to effect an Underwritten Offering solely on behalf of the Holders.

Section 2.05 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus or prospectus supplement used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b) if a prospectus or prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing

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Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus or prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus or prospectus supplement included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which a

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statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

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(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o) if requested by a Selling Holder, (i) incorporate in a prospectus or prospectus supplement or post-effective amendment to the Registration Statement or any other registration statement contemplated by this Agreement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus or prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus or prospectus supplement or post-effective amendment.

The Partnership shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any registration statement without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement (or any other registration statement contemplated by this Agreement), such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect thereto, the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder and such Holder shall have been deemed to have terminated this Agreement with respect to such Holder.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

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Section 2.06 Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in the Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees, if requested by the underwriters of an Underwritten Offering, to enter into a customary letter agreement with such underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder holds less than $15 million of the then-outstanding Registrable Securities.

Section 2.08 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.09 hereof, the Partnership shall not be responsible for professional fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01(a) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

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Section 2.09 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement contemplated by this Agreement, preliminary prospectus, preliminary prospectus supplement, free writing prospectus, or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be

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made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and

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other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to:

(a) use commercially reasonable efforts to make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, (i) to the extent accurate, forthwith upon request, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144 under the Securities Act, and (ii) unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Solely for purposes of this Section 2.10, the term “Registrable Securities” shall be read without regard to the limitation set forth in Section 1.02(e).

Section 2.11 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $15 million of Registrable Securities (based on the Common Unit Price), (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement and (d) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer.

Section 2.12 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of

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the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to a Purchaser, to the respective address listed on Schedule A hereof;

(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.11 above; and

(c) if to the Partnership:

Rice Midstream Partners LP

c/o Rice Midstream Management LLC

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

Attention: General Counsel

Facsimile: 724.746.6725

Electronic Mail: will.jordan@riceenergy.com

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston, Texas 77002

Attention: Doug McWilliams

Facsimile: 713.615.5725

Electronic Mail: dmcwilliams@velaw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

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Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.11 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

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Section 3.11 Entire Agreement. This Agreement, the Common Unit Purchase Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, representations or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Common Unit Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

Section 3.15 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser (and their permitted transferees and assignees) under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be

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deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.16 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

RICE MIDSTREAM PARTNERS LP

By:	RICE MIDSTREAM MANAGEMENT LLC
(its General Partner)

By:
Name:
Title:

Signature Page to Registration Rights Agreement

[PURCHASER]

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Schedule A – Purchaser Name; Notice and Contact Information

Purchaser Name [Please list each fund]	Notice and Contact Information [Please provide address, phone and email]	Tax I.D. Number [Please provide for each fund]	Opt-Out Election per Section 2.02(a) [Please indicate “Yes- Opt Out” or “No-Not Opting Out”]

Schedule A to Exhibit A of the Common Unit Purchase Agreement

Exhibit B – Form of Opinion of Vinson & Elkins L.L.P.

Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

(a)	Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with all limited partnership or limited liability company, as the case may be, power and authority necessary to (A) conduct its business as described in the SEC Reports, and (B) enter into and perform its obligations under the PSA, the Purchase Agreement and the Registration Rights Agreement;

(b)	Each of the Partnership Entities is duly qualified to do business as a foreign limited liability company or limited partnership, as applicable, in good standing in all jurisdictions listed on Annex A hereto;

(c)	The General Partner is the sole general partner of the Partnership and owns a noneconomic general partner interest in the Partnership; the General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, is fully paid (to the extent required under the Partnership Agreement) and conforms in all material respects to the description thereof contained in the SEC Reports; and the General Partner Interest is owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Partnership Agreement and (B) Liens created by or arising under the Delaware LP Act;

(d)	As of the date hereof, immediately after the offer, issuance and sale of the Purchased Units to the Purchasers in accordance with the Purchase Agreement, the issued and outstanding limited partner interests in the Partnership (other than limited partner interests issued under the Partnership’s Long-Term Incentive Plan) consist of (1) the 28,757,246 Sponsor Units (consisting of 3,623 Common Units and 28,753,623 Subordinated Units) held by Rice Midstream Holdings LLC, a Delaware limited liability company (“RMH”), (2) [●] Common Units held by investors other than RMH (including the [●] Purchased Units issued and sold to the Purchasers pursuant to the Purchase Agreement), and (3) the Incentive Distribution Rights issued to RMH; and such limited partner interests conform in all material respects to the descriptions thereof contained in the SEC Reports; other than as described in any SEC Report, the equity holders of the Partnership have no preemptive rights with respect to the Common Units under federal law, the Delaware LP Act or any agreement or instrument filed as an exhibit to an SEC Report;

Exhibit B to Common Unit Purchase Agreement

(e)	RMH owns all of the Incentive Distribution Rights and all of the Sponsor Units; the Incentive Distribution Rights and the Sponsor Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Incentive Distribution Rights and the Sponsor Units are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming RMH as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Partnership Agreement, (B) Liens created by or arising under the Delaware LP Act and (C) pledges of equity interests in connection with Antero’s revolving credit facility;

(f)	The Purchased Units to be issued and sold by the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to each Purchaser in accordance with the Purchase Agreement and the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(g)	The Partnership is the sole member of Rice OpCo and owns 100% of the limited liability company interests in Rice OpCo; such limited liability company interests have been duly authorized and validly issued in accordance with the Rice OpCo LLC Agreement and are fully paid (to the extent required under the Rice OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Rice OpCo LLC Agreement and (B) Liens created by or arising under the Delaware LLC Act;

(h)	Rice OpCo is the sole member of Rice Poseidon and owns 100% of the limited liability company interests in Rice Poseidon; such limited liability company interests have been duly authorized and validly issued in accordance with the Rice Poseidon LLC Agreement and are fully paid (to the extent required under the Rice Poseidon

Exhibit B to Common Unit Purchase Agreement

LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rice OpCo as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Rice Poseidon LLC Agreement and (B) Liens created by or arising under the Delaware LLC Act;

(i)	After giving effect to the Conveyance, the Partnership is the sole member of the Rice Water Entities and owns 100% of the limited liability company interests in the Rice Water Entities; such limited liability company interests have been duly authorized and validly issued in accordance with the Rice Water LLC Agreements and are fully paid (to the extent required under the Rice Water LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, after giving effect to the Conveyance, such limited liability company interests will be owned by the Partnership free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Rice Water LLC Agreements and (B) Liens created by or arising under the Delaware LLC Act;

(j)	Each of the PSA, the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Partnership Entities party thereto; assuming the due authorization, execution and delivery by the Purchasers, the Registration Rights Agreement constitutes a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against the Partnership Entities party thereto in accordance with its terms, subject to the Enforceability Exceptions;

(k)

The offering, issuance and sale of the Purchased Units, the execution, delivery and performance of the PSA, the Purchase Agreement and the Registration Rights Agreement by the Partnership Entities party thereto, the consummation of the Conveyance or any other transactions contemplated by the Purchase Agreement or the Registration Rights Agreement and the application of the proceeds from the sale of the Purchased Units, in each case, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any Lien upon any property or assets of the Partnership Entities pursuant to (1) the Organizational Documents of any of the Partnership Entities, (2) the Delaware LLC Act, the Delaware LP Act or applicable U.S. federal law or any order, judgment, decree or injunction known to us of any U.S. federal or Delaware court or governmental agency or body having jurisdiction over the Partnership

Exhibit B to Common Unit Purchase Agreement

Entities or any of their properties in a proceeding in which any of them or their respective properties is a party or (3) any agreement or instrument filed as an exhibit to the SEC Reports; except in the case of clauses (2) and (3) for such breaches, violations, defaults and Liens as would not, individually or in the aggregate, have a Material Adverse Effect, it being understood with respect to clause (2) above, we express no opinion as to the application of any federal or state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations;

(l)	No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any of the Partnership Entities in connection with the Conveyance or the execution, delivery and performance by the Partnership Entities of the PSA, the Purchase Agreement and the Registration Rights Agreement, except (A) for the approvals required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, (B) such as have been obtained or made, or (C) such as may be required under federal or state securities laws or by the FINRA rules, in each case except where the failure to obtain such consent, approval, authorization or order of, or filing with, would not reasonably be expected to materially impair the ability of the Partnership Entities to consummate the Conveyance or the transactions contemplated by the PSA, the Purchase Agreement or the Registration Rights Agreement;

(m)	Assuming the accuracy of the representations and warranties of each of the Purchasers and the Partnership contained in the Purchase Agreement, the sale and issuance of the Purchased Units by the Partnership to the Purchasers solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided, that, we express no opinion as to any subsequent sale or resale; and

(n)	None of the Partnership Entities is now and, after giving effect to the issuance and sale of the Purchased Units by the Partnership and the application of the proceeds therefrom, none of the Partnership Entities will be required to register as an “investment company” within the meaning of the Investment Company Act.

The opinions set forth above are subject in all respects to the following:

(i) In rendering the opinions expressed in paragraphs (a) and (b) concerning “good standing” or due qualification or registration as a foreign limited liability company or limited partnership, we have relied solely on the review of certificates provided by the Secretary of State of the states listed on Annex A hereto.

(ii) The opinions expressed herein are limited to matters arising under the federal laws of the United States of America and, as applicable, the laws of the State of New York and the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporation Law.

Exhibit B to Common Unit Purchase Agreement

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

This letter is delivered at the request of the Partnership to the Purchasers in connection with the purchase by them of the Purchased Units pursuant to the Purchase Agreement as described above in this letter and, except as provided herein, may not be furnished to or relied upon by any other person or for any other purpose without our prior written consent; provided, however, that the Placement Agent may rely on the opinions expressed herein in accordance with the terms of the Placement Agent Engagement Letter.

Exhibit B to Common Unit Purchase Agreement